Exhibit 15.3

May 13, 2024

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read Item 16F of Ferroglobe PLC´s included within Form 20-F dated May 13, 2024, and agree with the statements made in relation to Deloitte S.L.

Yours truly,

/s/ Deloitte, S.L.

Madrid, Spain